Exhibit 1.1

EXECUTION VERSION

$500,000,000

INERGY MIDSTREAM, L.P.

NRGM FINANCE CORP.

6.00% Senior Notes due 2020

PURCHASE AGREEMENT

November 29, 2012

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

SUNTRUST ROBINSON HUMPHREY, INC.

WELLS FARGO SECURITIES, LLC

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Inergy Midstream, L.P., a Delaware limited partnership (the “Partnership”), and NRGM Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), propose, upon the terms and conditions set forth herein, to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $500,000,000 in aggregate principal amount of their 6.00% Senior Notes due 2020 (the “Notes”). The Notes (i) will have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The Issuers’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be guaranteed (the “Guarantees”) by (a) Finger Lakes LPG Storage, LLC, a Delaware limited liability company (“Finger Lakes”), Central New York Oil And Gas Company, L.L.C., a New York limited liability company (“CNYOGC”), Inergy Storage, Inc., a Delaware corporation (“Storage”), Inergy Pipeline East, LLC, a Delaware limited liability company (“Inergy East”), Inergy Gas Marketing, LLC, a Delaware limited liability company (“Inergy Gas”), Arlington Storage Company, LLC, a Delaware limited liability company (“Arlington Storage”), Inergy ASC, LLC, a Delaware limited liability company (“Inergy ASC”), Arlington Associates Limited Partnership, a Massachusetts limited partnership

(“Arlington Associates”), Steuben Gas Storage Company, a New York general partnership (“Steuben”) and US Salt, LLC, a Delaware limited liability company (“US Salt” and together with Finger Lakes, CNYOGC, Storage, Inergy East, Inergy Gas, Arlington Storage, Inergy ASC, Arlington Associates and Steuben, the “Guarantors”) and, (b) following (i) the closing of the acquisition (the “Rangeland Acquisition”) by the Partnership of all the issued and outstanding membership interests of Rangeland Energy, LLC, a Delaware limited liability company (“Rangeland”), from Rangeland Equity Holdings, LLC, a Delaware limited liability company (“Rangeland Equity”) pursuant to that Securities Purchase Agreement (“the “Acquisition Agreement”), dated as of November 3, 2012, by and between the Partnership and Rangeland Equity, and (ii) the guarantee by Rangeland and its wholly owned subsidiaries, Rangeland Terminals, LLC, a Delaware limited liability company (“Rangeland Terminals”), and Rangeland Pipeline, LLC, a Delaware limited liability company (“Rangeland Pipeline” and, together with Rangeland and Rangeland Terminals, the “Additional Guarantors”), of the Notes pursuant to a supplemental indenture to the Indenture (the “Supplemental Indenture”), by the Additional Guarantors. References herein to the Guarantors after execution of the Supplemental Indenture shall include the Additional Guarantors.

Upon the execution of the Supplemental Indenture, the Additional Guarantors will enter into a joinder agreement to this Agreement, the form of which is attached hereto as Exhibit B (the “Joinder Agreement”), pursuant to which the Additional Guarantors will each become a party to this Agreement and a party to the Registration Rights Agreement.

As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. The Issuers and the Guarantors (including the Additional Guarantors after the execution of the Joinder Agreement) are referred to as the “Inergy Parties.”

Inergy GP, LLC, a Delaware limited liability company (“NRGY GP”), owns a non-economic general partner interest in, and is the general partner of, Inergy, L.P., a publicly traded Delaware limited partnership (“NRGY”). NRGY owns a 100% membership interest in MGP GP, LLC, a Delaware limited liability company (“Holdings GP”) which owns a non-economic general partner interest in, and is the general partner of, Inergy Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”). NRGY owns a 100% limited partner interest in Holdings. Holdings owns a 100% membership interest in NRGM GP, LLC, a Delaware limited liability company (the “General Partner”) which owns a non-economic general partner interest in, and is the general partner of, the Partnership. The limited liability company agreement of the General Partner, as amended and restated, shall be referred to herein as the “General Partner LLC Agreement.”

It is understood and agreed to by all the parties hereto that the following transactions will occur on or prior to the Closing Date (as defined below):

(a) the Inergy Parties will consummate the transactions contemplated by this Agreement, including the issuance of the Notes and the Guarantees and the execution of the Indenture and the Registration Rights Agreement;

(b) the Partnership may issue and sell 10,714,283 common units (the “PIPE Common Units”) representing limited partner interests of the Partnership, pursuant to that Common Unit Purchase Agreement (the “Common Unit Purchase Agreement”), dated as of November 3, 2012, among the Partnership and the purchasers named therein;

(c) if the closing of the Rangeland Acquisition occurs substantially in accordance with the terms of the Acquisition Agreement on the Closing Date, (i) delivery to the Initial Purchasers of and payment for the Notes shall be made in accordance Section 5 of this Agreement and (ii) the Partnership will use the proceeds from the issuance of the PIPE Common Units, to the extent issued, and the Notes to fund the Rangeland Acquisition and repay existing borrowings under the Partnership’s revolving credit facility, all as described under “Use of Proceeds” in the Offering Memorandum and the Final Offering Memorandum; and

(d) if the closing of the Rangeland Acquisition does not occur substantially in accordance with the terms of the Acquisition Agreement on the Closing Date, (i) Citigroup Global Markets Inc., on behalf of the Initial Purchasers, will enter into an escrow agreement with U.S. Bank National Association, as escrow agent (the “Escrow Agent”) (such escrow agreement, the “Escrow Agreement”), which shall conform in all material respects to the description thereof in the Offering Memorandum and (ii) delivery to the Initial Purchasers of the Notes shall be made in accordance with Section 5 of this agreement and the Initial Purchasers shall deposit the net proceeds from the offering (before expenses but after Initial Purchaser discounts) of the Notes into an escrow account established under the Escrow Agreement (the “Escrow Account”) with the Escrow Agent. The date of closing of the Rangeland Acquisition is referred to herein as the Rangeland Closing Date.

The Acquisition Agreement, the Common Unit Purchase Agreement and the Joinder Agreement together with any ancillary documents executed or entered into in connection therewith, are referred to collectively herein as the “Transaction Agreements.”

This is to confirm the agreement concerning the purchase of the Notes from the Issuers by the Initial Purchasers.

1. Certain Defined Terms. As used in this Agreement:

(a) “Applicable Time” means 4:17 p.m. (New York City time) on the date of this Agreement; and

(b) “Pricing Disclosure Supplement” means the summary of the terms of the Notes dated the date of this Agreement and attached hereto as Exhibit A.

2. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered, issued and sold to the Initial Purchasers without registration under the United States Securities Act of 1933, as amended (the “Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Act. At or prior to the Applicable Time, the Issuers and the Guarantors shall have prepared a preliminary offering memorandum dated November 26, 2012 (the “Preliminary Offering Memorandum”), and the Pricing Disclosure Supplement. Except as provided in the last sentence of this paragraph, as used herein, “Offering Memorandum” shall mean the

Preliminary Offering Memorandum as supplemented by the Pricing Disclosure Supplement. Promptly after the Applicable Time and in any event no later than the second business day following the Applicable Time, the Issuers and the Guarantors will prepare an offering memorandum dated the date hereof (the “Final Offering Memorandum”). The Issuers and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the Pricing Disclosure Supplement and the Final Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. From and after the time the Final Offering Memorandum is prepared, all references herein to the Offering Memorandum shall be deemed to be a reference to both the Offering Memorandum and the Final Offering Memorandum.

Any reference to the Preliminary Offering Memorandum or the Final Offering Memorandum shall be deemed to refer to and include any documents filed under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference (the “Incorporated Documents”) in the Preliminary Offering Memorandum or the Final Offering Memorandum, as the case may be, or any amendment or supplement thereto.

It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Notes (and all securities issued in exchange therefor, in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF INERGY MIDSTREAM, L.P. AND NRGM FINANCE CORP. THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO AN ISSUER, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE

WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

You have advised the Issuers that you will make offers (the “Exempt Resales”) of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Act. Those persons specified in clauses (i) and (ii) are referred to herein as the “Eligible Purchasers.” You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit C (the “Registration Rights Agreement”) among the Inergy Parties and the Initial Purchasers to be dated as of the Closing Date, for so long as such Notes constitute “Registrable Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Inergy Parties will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Act relating to the Issuers’ 6.00% Senior Notes due 2020 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer.”

3. Representations, Warranties and Agreements of the Inergy Parties. The Inergy Parties, jointly and severally, represent, warrant and agree as follows:

(a) No Material Misstatements or Omissions. The Offering Memorandum, as of the Applicable Time, does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by or on behalf of the Initial Purchasers expressly for use therein, which information is specified in Section 13.

(b) No Similar Class of Registered Securities. When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Issuers or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(c) Incorporated Documents. The Incorporated Documents, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations (“Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Issuer Written Communications. The Partnership (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Partnership or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Written Communication”) other than (i) the Offering Memorandum and (ii) any electronic road show or other written communications, in each case used in accordance with Section 6(l). Each such Issuer Written Communication, when taken together with the Offering Memorandum as of the Applicable Time, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser expressly for use in any Issuer Written Communication.

(e) No Solicitation or Advertisement

(i) Assuming that your representations and warranties in Section 4(b) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by any of the Inergy Parties or any of their respective representatives (other than you, as to whom the Inergy Parties make no representation) in connection with the offer, issuance and sale of the Notes.

(ii) No form of general solicitation or general advertising was used by any of the Inergy Parties or any of their respective representatives (other than you, as to whom the Inergy Parties make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act) by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Issuers, any affiliate of the Issuers and any person acting on its or their behalf (other than you, as to whom the Issuers and the Guarantors make no representation) have complied with and will implement the “offering restrictions” required by Rule 902.

(f) No Order Preventing Exempt Resales. The Preliminary Offering Memorandum and Offering Memorandum have been prepared by the Inergy Parties for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Inergy Parties, is contemplated.

(g) Formation, Good Standing and Foreign Qualification of the Inergy Parties. Each of the Inergy Parties (excluding Steuben with respect to good standing) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership power and authority, as the case may be, to own or lease its properties and to conduct its business, in all material respects as described in the Offering Memorandum. Each of the Inergy Parties is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not have a material adverse effect on the financial condition, business, properties or results of operations of the Inergy Parties, taken as a whole (“Material Adverse Effect”).

(h) Ownership of General Partner Interests in the Partnership. The General Partner is the sole general partner of the Partnership and owns a non-economic, general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Offering Memorandum, (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (iii) Liens created, arising under or securing that certain Amended and Restated Credit Agreement, dated November 24, 2009, as amended and restated as of February 2, 2011, among NRGY, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as further amended from time to time (the “NRGY Credit Agreement”)).

(i) Capitalization. The issued and outstanding limited partner interests of the Partnership consist of 75,151,930 Common Units. As of the Closing Date, the issued and outstanding limited partner interests of the Partnership will consist of 75,151,930 Common Units, or 85,866,213 Common Units if the PIPE Common Units are issued, all of which will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(j) Ownership of Finance Corp. and the Guarantors. The Partnership owns, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of Finance Corp. and the Guarantors, and as of the Rangeland Closing Date, will own, directly or indirectly, 100% of the issued limited liability company interests in each of the Additional Guarantors; such shares of capital stock, membership interests or partnership interests of the Guarantors and the Additional Guarantors have been duly authorized and validly issued in accordance with the limited liability company agreement, operating agreement or partnership agreement, as applicable, of such entity (collectively, and with the Partnership Agreement and the GP LLC Agreement, the “Organizational Agreements”) and the certificate of incorporation, bylaws, articles of organization, certificate of formation or certificate of limited partnership, as applicable, of such entity (collectively, with the certificate of limited partnership of the Partnership, as amended, the certificate of formation of the General Partner and the Organizational Agreements, the “Organizational Documents”) and (except with respect to Steuben) are fully paid (to the extent required under such Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, (ii) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (iii) in the case of an interest in a limited liability company, limited partnership or general partnership formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company, limited partnership or general partnership statute, as applicable); and will be owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (A) those created, arising under or securing obligations under that certain Credit Agreement (the “Credit Agreement”), dated December 21, 2011, among the Partnership, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, as further amended from time to time and (B) restrictions on transferability contained in the Organizational Documents of such entity or as described in the Offering Memorandum).

(k) No Other Subsidiaries. Other than the Partnership’s ownership, directly or indirectly, of 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of the Guarantors, the Partnership does not own, and as of the Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of non-economic general partnership interest in the Partnership, the General Partner does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(l) Authorization to Execute this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Inergy Parties.

(m) Authorization to Issue and Sell Notes. The Issuers have all requisite corporate or partnership power and authority to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers and, when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n) Authorization to Issue Exchange Notes. The Issuers have all requisite corporate or partnership power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Issuers and if and when duly issued, executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(o) Authorization and Enforceability of Guarantees. Each Guarantor has all requisite corporate, limited liability company or partnership power and authority to issue the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). If the Rangeland Acquisition closes, then prior to the execution and delivery of the Supplemental Indenture, the Guarantees of each of the Additional Guarantors will have been duly and validly authorized by that Additional Guarantor and, assuming the due authorization, execution and delivery of the Indenture and the Supplemental Indenture by the Trustee, the Guarantees of the Additional Guarantors will constitute legal, valid and binding obligations of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(p) Authorization and Enforceability of Exchange Guarantees. Each Guarantor has all requisite corporate, limited liability company or partnership power and authority to issue the Exchange Guarantees. The Exchange Guarantees have been duly authorized by the Guarantors and if and when duly issued and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). If the Rangeland Acquisition closes, then prior to the execution and delivery of the Supplemental Indenture, the Exchange Guarantees of the Additional Guarantors will have been duly authorized by each Additional Guarantor and, if and when duly issued and delivered by the Additional Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(q) Authorization and Enforceability of the Indenture. Each of the Inergy Parties has all requisite corporate, limited liability company or partnership power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Inergy Parties, and upon its execution and delivery by the Inergy Parties and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Inergy Parties, enforceable against the Inergy Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); no qualification of the Indenture under the Trust Indenture Act of 1939 (the “1939 Act”) is required in connection with the offer, issuance and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture conforms in all material respects to the requirements of the 1939 Act and the Rules and Regulations applicable to an indenture that is qualified thereunder.

(r) Authorization and Enforceability of the Supplemental Indenture. Each of the Issuers has all requisite corporate or partnership power and authority to enter into the Supplemental Indenture. If and when the Supplemental Indenture has been duly authorized, executed and delivered by each of the parties thereto, the Supplemental Indenture will constitute the valid and binding agreement of the Issuers and the Additional Guarantors, enforceable against the Issuers and the Additional Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(s) Authorization and Enforceability of the Registration Rights Agreement. Each of the Inergy Parties has all requisite corporate, limited liability company or partnership power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Inergy Parties and, when executed and delivered by the Inergy Parties in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Inergy Parties, enforceable against the Inergy Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy. If and when the Joinder Agreement has been duly authorized, executed and delivered by each of the Additional Guarantors, the Registration Rights Agreement will be the legally valid and binding obligation of the Additional Guarantors in accordance with the terms thereof, enforceable against the Additional Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(t) Authorization and Enforceability of the Acquisition Agreement. The Partnership has all requisite corporate, limited liability company or partnership power and authority to enter into the Acquisition Agreement. The Acquisition Agreement has been duly authorized and validly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery thereof by the parties thereto other than the Partnership) is the legally valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(u) Authorization and Enforceability of the Common Unit Purchase Agreement. The Partnership has all requisite corporate, limited liability company or partnership power and authority to enter into the Common Unit Purchase Agreement. The Common Unit Purchase Agreement has been duly authorized by the Partnership and was validly executed and delivered and (assuming the due authorization, execution and delivery thereof by the parties thereto other than the Partnership) will be the legally valid and binding obligation of the Inergy Parties in accordance with the terms thereof, enforceable against the Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(v) Authorization and Enforceability of the Joinder Agreement. If the Rangeland Acquisition closes, then prior to the execution and delivery of the Supplemental Indenture, the Joinder Agreement will have been duly authorized by the Additional Guarantors and, when executed and delivered by the Additional Guarantors in accordance with the terms hereof and thereof, will be validly executed and delivered and will be the legally valid and binding obligation of the Additional Guarantors, enforceable against the Additional Guarantors in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(w) Accuracy of Statements. The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Transaction Agreements and the Escrow Agreement will or do, as applicable, conform in all material respects to the description thereof in the Offering Memorandum.

(x) Enforceability of Other Agreements. Each of the Organizational Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that, the enforceability thereof may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(y) No Conflicts. Except as described in the Offering Memorandum, none of the offering, issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors, respectively, the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Offering Memorandum and the Final Offering Memorandum, the execution, delivery and performance of the Notes, the Guarantees, the Exchange Notes, the Indenture, the Registration Rights Agreement, the Exchange Guarantees, the Transaction Agreements, the Escrow Agreement and this Agreement by the Inergy Parties, or the consummation by each of them of the transactions contemplated hereby (i) constitutes or will constitute a violation of the Organizational Documents; (ii) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Inergy Parties is a party or by which any of them or any of their respective properties may be bound; (iii) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Inergy Parties or any of their respective properties in a proceeding to which any of them or any of their respective properties is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Inergy Parties (other than Liens created, arising under or securing the Credit Agreement), which breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv) would, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Inergy Parties or any of their respective properties is required in connection with (i) the offering, issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors, respectively, in the manner contemplated herein or in the Offering Memorandum, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Offering Memorandum and the Final Offering Memorandum, (iii) the execution, delivery and performance by the Inergy Parties of this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Transaction Agreements and the Escrow Agreement, or (iv) the consummation by the Inergy Parties of the transactions contemplated by this Agreement, except for (A) such as may be required under applicable state securities laws in connection with the purchase and resale of the Notes by the Initial Purchasers, (B) with respect to the Exchange Notes and Exchange Guarantees under the Act and applicable state securities laws as contemplated by the Registration Rights Agreement, (C) such consents that, if not obtained, would not materially affect the ability of the Inergy Parties to perform their respective obligations under this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees and the Registration Rights Agreement and (D) such as have been obtained.

(aa) No Default. None of the Inergy Parties is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Inergy Parties to perform their respective obligations under this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Transaction Agreements or the Escrow Agreement. To the knowledge of the Inergy Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Inergy Parties is a party or by which any of them is bound or to which any of their respective properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(bb) Independent Registered Public Accounting Firms. Ernst & Young LLP, which has certified the audited financial statements of the Inergy Parties included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm with respect to the Inergy Parties as required by the Act, the applicable Rules and Regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”). Weaver and Tidwell, L.L.P., who have certified certain audited financial statements relating to Rangeland Energy included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm with respect to Rangeland Energy as required by the Act, the applicable Rules and Regulations thereunder and the rules and regulations of the PCAOB.

(cc) Financial Statements. As of September 30, 2012, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Offering Memorandum, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The summary financial information included or incorporated by reference in the Offering Memorandum is prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived and fairly presents in all material respects the information shown thereby. The pro forma condensed consolidated financial statements and other pro forma financial information included or incorporated by reference in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act and the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Inergy Parties, reasonable, and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(dd) No Material Adverse Change. None of the Inergy Parties has sustained since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree that is reasonably likely to cause a Material Adverse Effect other than what is set forth or contemplated in the Offering Memorandum. Except as disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) none of the Inergy Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transaction, not in the ordinary course of business, that, individually or in the aggregate, would cause or result in a Material Adverse Effect and (ii) there has not been any material change in the capitalization, or any material increase in the short-term debt or long-term debt, of the Inergy Parties taken as a whole. There has not occurred any adverse change, or any development involving or which may reasonably be expected to involve, individually or in the aggregate, a prospective adverse change, in the condition, financial or otherwise, general affairs, business, operations, prospects, properties, management, partners’ capital, stockholders’ equity, net worth or results of operations of the Inergy Parties, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Title to Properties. Each of the Inergy Parties has good and indefeasible title to all real property (save and except for “rights-of-way”(as hereinafter defined)) and good title to all personal property described in the Offering Memorandum as owned by such Inergy Party, free and clear of all Liens except such (i) as are described in the Offering Memorandum, (ii) as are created, arise under or secure the Credit Agreement; or (iii) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property and buildings held under lease or license by any of the Inergy Parties are held by such Inergy Party under valid, subsisting and enforceable leases with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Rights-of-Way. Each of the Inergy Parties has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect.

(gg) Permits. Each of the Inergy Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; each of the Inergy Parties has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Offering Memorandum; and, except as described in the Offering Memorandum, none of such permits contains any restriction that is materially burdensome to the Inergy Parties, taken as a whole.

(hh) Books and Records. The Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Offering Memorandum as of the Applicable Time, there are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(ii) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which are designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of its disclosure controls and procedures and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(jj) No Recent Changes to Internal Control Over Financial Reporting. Since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(kk) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll) Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the Rules and Regulations promulgated in connection therewith.

(mm) Tax Returns. Each of the Inergy Parties that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership or (ii) which, if not paid, would not have a Material Adverse Effect.

(nn) Investment Company. None of the Inergy Parties is now, and after the sale of the Notes to be sold by the Issuers hereunder, the issuance of the Guarantees and the application of the net proceeds from such sale as described in the Offering Memorandum under the caption “Use of Proceeds,” none of the Inergy Parties will be, an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended.

(oo) Environmental Compliance. Each of the Inergy Parties (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as hereinafter defined) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (“Environmental Laws”), (ii) has timely applied for or received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such received permits, and (iv) to the knowledge of the Inergy Parties, does not have any remedial costs or liabilities arising under Environmental Laws (including, without limitation, any liabilities in connection with the release of any Hazardous Materials into the environment or exposure of any third party to Hazardous Materials), except where such failure to comply with Environmental Laws as described in clause (i) above, such failure to apply for or receive required permits, licenses or other approvals as described in clause (ii) above, such failure to comply with the terms and conditions of such permits as described in clause (iii) above, or such incurrence of remedial costs or liabilities as described in clause (iv) above would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum, hydrocarbon or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any other Environmental Law.

(pp) No Labor Dispute. No material labor dispute with the employees of any of the Inergy Parties exists, except as described in the Offering Memorandum, or, to the knowledge of the Inergy Parties, is imminent.

(qq) Insurance. The Inergy Parties maintain or are entitled to the benefits of insurance from reputable insurers covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a commercially reasonable manner. None of the Inergy Parties has (i) received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Offering Memorandum.

(rr) Litigation. Except as described in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Inergy Parties, threatened, to which any of the Inergy Parties is or may be a party or to which the business or property of any of the Inergy Parties is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Inergy Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect or (B) prevent or result in the suspension of the offer, issuance or sale of the Notes.

(ss) Stabilization. Prior to the date hereof, none of the Inergy Parties has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes in violation of any law, rule or regulation.

(tt) No Integration. During the six-month period preceding the date of the Offering Memorandum, none of the Issuers, the Guarantors or any other person acting on behalf of the Issuers or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Issuers and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act), of any Notes or any substantially similar security issued by the Issuers or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Partnership by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer, issuance and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act.

(uu) No Unlawful Contributions or Other Payments. None of the Inergy Parties nor, to the knowledge of any of the Inergy Parties, any director or officer of the Inergy Parties or agent, employee or affiliate of any of the Inergy Parties is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the Inergy Parties, its subsidiaries and, to the knowledge of the Inergy Parties, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve compliance therewith and with the representation and warranty contained herein.

(vv) No Conflict with Money Laundering Laws. The operations of each of the Inergy Parties and its subsidiaries are and have been conducted at all times in compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Inergy Parties with respect to the Money Laundering Laws is pending or, to the knowledge of any of the Inergy Parties, threatened.

(ww) No Conflict with OFAC Laws. None of the Inergy Parties nor, to the knowledge of any of the Inergy Parties, any director or officer or any employee, agent, affiliate or representative of any of the Inergy Parties, is an individual or an entity (“Person”) that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each of the Inergy Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to (i) fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xx) Rangeland Acquisition. To the knowledge of the officers of the Inergy Parties, the representations and warranties of Rangeland Equity in the Acquisition Agreement are true and correct in all respects as of the date hereof.

4. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Issuers hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Issuers and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuers, at a purchase price of 98% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Issuers and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers severally and not jointly hereby represents and warrants to and agrees with the Issuers that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Issuers that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) and will not engage in any directed selling efforts within the meaning of Rule 902 under the Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Issuers that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) Each of the Initial Purchasers understands that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(e) hereof (as set forth in the form of opinions), counsel to the Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

5. Delivery of the Notes and Payment Therefor.

(a) The Closing Date

(i) If the closing of the Rangeland Acquisition occurs substantially in accordance with the terms of the Acquisition Agreement on December 7, 2012, delivery to the Initial Purchasers of and payment for the Notes shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 A.M., New York City, on December 7, 2012 (or such other time or place as may be agreed to by the Issuers and the Initial Purchasers) (the time and date of such closing are called the “Closing Date”). The Issuers hereby acknowledge that circumstances under which Citigroup Global Markets Inc. may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Issuers or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 9 hereof.

(ii) If the closing of the Rangeland Acquisition does not occur substantially in accordance with the terms of the Acquisition Agreement on December 7, 2012, (A) Citigroup Global Markets Inc., as representative of the Initial Purchasers, will execute the Escrow Agreement and (B) the Initial Purchasers will, in accordance with this Section 5, deposit the net proceeds from the offering (before expenses but after Initial Purchaser discounts) of the Notes into the Escrow Account with the Escrow Agent, in each case, at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 at 9:00 a.m., New York City time, on the Closing Date.

(b) Delivery of the Notes. The Notes will be delivered to the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds to the Partnership or the Escrow Agent, as applicable, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form, and will be registered in the name of Cede & Co. as nominee of DTC.

6. Agreements of the Inergy Parties. The Inergy Parties, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Issuers and the Guarantors will promptly furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum as they may reasonably request.

(b) The Issuers and the Guarantors will not make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised; provided, that this clause shall not apply to any filing by the Partnership of any Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

(c) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Issuers, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum so that the Offering Memorandum does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Issuers and the Guarantors will, subject to paragraph (b) above, promptly prepare an appropriate supplement or amendment thereto, and will promptly furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(d) The Issuers and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering, issuance and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably designate; provided, that in no event shall the Issuers or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering, issuance or sale of the Notes, in any jurisdiction where it is not now so subject or subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(e) For a period of 90 days from the date of the Offering Memorandum, the Inergy Parties agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, pledge, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Issuers, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer or (ii) with the prior consent of Citigroup Global Markets Inc.

(f) The Issuers will make available to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partners’/stockholders’ equity and cash flows of the Partnership and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail.

(g) The Issuers will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption “Use of Proceeds.”

(h) Except as stated in this Agreement and in the Offering Memorandum, neither the Issuers, the Guarantors nor any of their respective affiliates will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes.

(i) During the period of one year after the Closing Date, the Inergy Parties will not, and will not permit any of their “affiliates” (as defined in Rule 144 under the Act), to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(j) The Inergy Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(k) The Inergy Parties will take such steps as shall be necessary to insure that neither the Partnership nor any of the Partnership’s subsidiaries becomes an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

(l) Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Partnership will furnish to the Initial Purchasers and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchasers reasonably object.

(m) The Partnership will advise the Initial Purchasers promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Offering Memorandum as of the Applicable Time, any Issuer Written Communication or the Final Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Notes as a result of which any of the Offering Memorandum as of the Applicable Time, any Issuer Written Communication or the Final Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum, Issuer Written Communication or the Final Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Notes for offer, and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Offering Memorandum as of the Applicable Time, any Issuer Written Communication or the Final Offering Memorandum or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Inergy Parties contained herein, to the performance by the Inergy Parties of their respective obligations hereunder, and to each of the following additional conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Issuers on or prior to the Closing Date that the Offering Memorandum included an untrue statement of a fact that, in the opinion of Baker Botts L.L.P., is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated therein by reference or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Transaction Agreements, the Escrow Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Baker Botts L.L.P., and the Inergy Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Initial Purchasers shall have received from Vinson & Elkins L.L.P., counsel for the Issuers and the Guarantors, its written opinion addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit D hereto.

(d) The Initial Purchasers shall have received from Laura L. Ozenberger, Senior Vice President, General Counsel and Secretary of the General Partner, such counsel’s written opinion addressed to the Initial Purchasers and dated the Closing Date, substantially in the form of Exhibit E hereto.

(e) The Initial Purchasers shall have received from Baker Botts L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the offer, issuance and sale of the Notes, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The Issuers and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Issuers and each Guarantor satisfactory to the Initial Purchasers as to the accuracy of the representations and warranties of the Issuers and each Guarantor herein at and as of the Closing Date, as to the performance by the Issuers and each Guarantor of all of their obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as Citigroup Global Markets Inc. may reasonably request.

(g) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to Initial Purchasers in connection with registered public offerings.

(h) At the time of execution of this Agreement, the Initial Purchasers shall have received from Weaver and Tidwell, L.L.P. a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that such firm is an independent registered public accounting firm within the meaning of the Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information related to Rangeland Energy is given in the Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to Initial Purchasers in connection with registered public offerings.

(i) With respect to the letters of Ernst & Young LLP and Weaver and Tidwell, L.L.P. referred to in the preceding two paragraphs and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Initial Purchasers a letter (a “bring-down letters”) of each such firm, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that each such firm is an independent registered public accounting firm within the meaning of the Act and the rules of the PCAOB and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the Closing Date), the conclusions and findings of each such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(j) None of the Inergy Parties shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto); and, since such date, there shall not have been any material change in the partners’/stockholders’ equity or long-term debt of any of the Inergy Parties, or material adverse change, or any development involving a prospective material adverse change, in or affecting the management, condition, financial or otherwise, partners’/stockholders’ equity, results of operations, business or prospects of the Inergy Parties, taken as a whole, other than as set forth or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Issuers’ debt securities by any nationally recognized statistical rating organization and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuers’ debt securities.

(l) The Issuers and the Guarantors have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an executed counterpart thereof, duly executed by the Issuers and the Guarantors.

(m) The Partnership will cause the Additional Guarantors to execute and deliver the Joinder Agreement upon the execution of the Supplemental Indenture.

(n) If the Escrow Agreement is required to be executed pursuant to Section 5 hereof, the Escrow Agent shall have executed and delivered the Escrow Agreement.

(o) There shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions or any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of Citigroup Global Markets Inc., so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Notes being delivered on the Closing Date on the terms and in the manner contemplated by the Offering Memorandum.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Inergy Parties, jointly and severally, will indemnify and hold harmless each of the Initial Purchasers and their respective directors, officers, employees, affiliates and agents and each person, if any, who controls (within the meaning of Section 15 of the Act) such Initial Purchaser from and against any losses, damages or liabilities, joint or several, to which the Initial Purchasers may become subject, under the Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, the Final Offering Memorandum, any Issuer Written Communication, or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Initial Purchasers for any legal or other out-of-pocket expenses incurred by such Initial Purchasers in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the Partnership); provided, however, that the Inergy Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, the Final Offering Memorandum, any Issuer Written Communication, or in any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by you, expressly for use in the preparation thereof, which information is specified in Section 13.

(b) Each of the Initial Purchasers, severally and not jointly, will indemnify and hold harmless the Inergy Parties and their respective affiliates from and against any losses, damages or liabilities to which the Inergy Parties may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact included in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, the Final Offering Memorandum, any Issuer Written Communication, or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Disclosure Supplement, the Final Offering Memorandum, any Issuer Written Communication, or in any amendment or supplement thereto, in reliance upon and in conformity with written information relating to such Initial Purchaser furnished to the Issuers by such Initial Purchaser, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Inergy Parties for any legal or other expenses incurred by the Inergy Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Initial Purchasers).

(c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability it may have under Section 8(a) or 8(b) hereof except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure, and such failure shall not relieve such indemnifying party from any liability it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 8(a) or 8(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Inergy Parties on the one hand, and the Initial Purchasers on the other hand, from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Inergy Parties on the one hand, and the Initial Purchasers, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Inergy Parties on the one hand and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault, as applicable, of the Inergy Parties, on the one hand and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Inergy Parties on the one hand, or the Initial Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Inergy Parties and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchasers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(e) The obligations of the Inergy Parties under this Section 8 shall be in addition to any liability that the Inergy Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of each Initial Purchaser and to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of each of the Initial Purchasers under this Section 8 shall be in addition to any liability that the respective Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers and the General Partner and to each person, if any, who controls the Inergy Parties within the meaning of the Act.

9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions that the principal amount of the Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total principal amount of the Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total number of Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total number of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the number of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Notes that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Inergy Parties, except that the Inergy Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 11 and 12.

Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Inergy Parties for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the remaining Initial Purchasers or the Issuers may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Issuers prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7(o) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Cost and Expenses. The Partnership will bear and pay the costs and expenses incident to the offering of the Notes, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Initial Purchasers of the Notes, (b) the fees and expenses of the Issuers’ counsel and accountants, (c) the preparation, printing, filing, delivery and shipping of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement, the Indenture, the Registration Rights Agreement, the Transaction Agreements, the Escrow Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda), (d) the furnishing of copies of such documents to the Initial Purchasers, (e) the issuance and delivery by the Issuers of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith, (f) the qualification of the Notes and the Exchange Notes for the offer, issuance and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (g) the furnishing of such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (h) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (i) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel), (j) the rating of the Notes and the Exchange Notes, (k) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees, (l) the performance by the Inergy Parties of their other obligations under this Agreement, (m) all travel expenses, including one-half of the expenses relating to chartered aircraft and all accommodation expenses, of representatives of the Partnership in connection with the offering of the Notes, and (n) all of the other costs and expenses incident to the performance by the Issuers of the offering of the Notes; provided, that the Initial Purchasers will bear and pay all of their own costs and expenses, including the fees and expenses of counsel, and any advertising costs and expenses incurred by any of the Initial Purchasers incident to the offering of the Notes.

If this Agreement is terminated by you in accordance with the provisions of Section 10, the Issuers shall reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Initial Purchasers.

12. Reimbursement of Initial Purchasers’ Expenses. If the Issuers fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Inergy Parties to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Inergy Parties is not fulfilled, the Inergy Parties shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Inergy Parties shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 7(o)(i), Section 7(o)(iii), Section 7(o)(iv) or Section 7(o)(v) by reason of the default of one or more Initial Purchasers, the Inergy Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

13. Information Furnished by the Initial Purchasers. The statements set forth in the subsection entitled “Commissions and Discounts,” the third sentence of the subsection entitled “New Issue of Notes,” and the first, second, third and fourth sentences of the subsection entitled “Short Positions,” all under the section captioned “Plan of Distribution” in the Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers through you as such information is referred to in Sections 3(d), 8(a) and 8(b) hereof.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel;

(b) if to the Inergy Parties, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Inergy Midstream, L.P., Two Brush Creek Boulevard, Kansas City, Suite 200, Missouri 64112, facsimile number (816) 471-3854, with a copy to Laura L. Ozenberger, Senior Vice President, General Counsel and Secretary, Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, facsimile number (816) 531-4680;

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex, overnight courier to Citigroup Global Markets Inc., which address will be supplied to any other party hereto by Citigroup Global Markets Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Citigroup Global Markets Inc.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Inergy Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Inergy Parties contained in this Agreement shall also be deemed to be for the benefit of directors, officers, employees, affiliates and agents of the Initial Purchasers and any person or persons controlling any Initial Purchaser within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Inergy Parties, officers of the Inergy Parties and any person controlling the Inergy Parties within the meaning of Section 15 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Research Independence. In addition, each of the Inergy Parties acknowledges that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to any of the Inergy Parties and/or the offering that differ from the views of its investment bankers. Each of the Inergy Parties hereby waives and releases, to the fullest extent permitted by law, any claims any of the Inergy Parties may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Inergy Parties by such Initial Purchasers’ investment banking divisions. Each of the Inergy Parties acknowledges that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

17. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers, each of the Inergy Parties acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between any of the Inergy Parties, on the one hand, and the Initial Purchasers, on the other; (ii) the Initial Purchasers are not acting as advisors, expert or otherwise, to any of the Inergy Parties in connection with this offering, the sale of the Notes or any other services the Initial Purchasers may be deemed to be providing hereunder, including, without limitation, with respect to the offering price of the Notes; (iii) the relationship between the Inergy Parties, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Initial Purchasers may have to any of the Inergy Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Inergy Parties acknowledge that the Initial Purchasers may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Inergy Parties by the Initial Purchasers for the Notes, and the Initial Purchasers have no obligation to disclose, or account to the Inergy Parties for, any of such additional financial interests. Each of the Inergy Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Inergy Parties may have against the Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

18. Survival. The respective indemnities, representations, warranties and agreements of the Inergy Parties and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

20. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of New York.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow]

If the foregoing correctly sets forth the agreement among the Inergy Parties and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC (its General Partner)

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

NRGM FINANCE CORP.

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

FINGER LAKES LPG STORAGE, LLC
CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.
INERGY STORAGE, INC.
INERGY PIPELINE EAST, LLC
INERGY GAS MARKETING, LLC
ARLINGTON STORAGE COMPANY, LLC
INERGY ASC, LLC
ARLINGTON ASSOCIATES, L.P. by its general partner, Inergy ASC, LLC
STEUBEN GAS STORAGE COMPANY
US SALT, LLC

By:	/s/ John J. Sherman
Name:	John J. Sherman
Title:	President and Chief Executive Officer

Signature Page to Purchase Agreement

Accepted:

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

SUNTRUST ROBINSON HUMPHREY, INC.

WELLS FARGO SECURITIES, LLC

By:	CITIGROUP GLOBAL MARKETS INC.
as Authorized Representative

By:	/s/ Ross MacIntyre
Name:	Ross MacIntyre
Title:	Managing Director

Signature Page to Purchase Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	$120,312,500
J.P. Morgan Securities LLC	120,312,500
Merrill Lynch, Pierce, Fenner & Smith Incorporated	49,218,750
Credit Suisse Securities (USA) LLC	49,218,750
SunTrust Robinson Humphrey, Inc.	49,218,750
Wells Fargo Securities, LLC	49,218,750
Barclays Capital Inc.	12,500,000
Comerica Securities, Inc.	12,500,000
RBC Capital Markets, LLC	12,500,000
RBS Securities Inc.	12,500,000
BMO Capital Markets Corp.	6,250,000
PNC Capital Markets LLC	6,250,000

Total	$500,000,000

SCHEDULE II

Good Standing and Foreign Qualification

Inergy Midstream, L.P.

Delaware

New York

Texas

Missouri

NRGM Finance Corp.

Delaware

NRGM GP, LLC

Delaware

Missouri

Finger Lakes LPG Storage, LLC

Delaware

New York

Pennsylvania

Central New York Oil And Gas Company, L.L.C.

New York

Missouri

Pennsylvania

Inergy Storage, Inc.

Delaware

Inergy Pipeline East, LLC

Delaware

New York

Arlington Storage Company, LLC

Delaware

Massachusetts

New York

Steuben Gas Storage Company

New York

Inergy ASC, LLC

Delaware

Arlington Associates Limited Partnership

Massachusetts

US Salt, LLC

Delaware

Missouri

New York

Pennsylvania

Inergy Gas Marketing, LLC

Delaware

Rangeland Energy, LLC

Delaware

North Dakota

Rangeland Terminals, LLC

Delaware

North Dakota

Rangeland Pipeline, LLC

Delaware

North Dakota

II-1

Exhibit A

Pricing Disclosure Supplement

[See Attached]

Exhibit B

Form of Joinder Agreement

[See Attached]

Exhibit C

Form of Registration Rights Agreement

[See Attached]

Exhibit D

Vinson & Elkins Opinion

Vinson & Elkins L.L.P. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Issuers and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Citigroup Global Markets Inc., to the effect that:

(i) Each of the Inergy Parties (excluding Inergy East, Inergy ASC, Arlington Associates and Steuben) and the General Partner has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation. Each of Inergy East, Inergy ASC and Arlington Associates is validly existing and in good standing under the laws of its jurisdiction of formation. Each of the Inergy Parties has all necessary corporate, limited liability company or partnership power and authority to own or lease its property and to conduct its business, in all material respects as described in the Offering Memorandum. Each the Inergy Parties and the General Partner is duly registered or qualified to transact business in and is in good standing as a corporation, limited liability company or partnership, as the case may be, in each foreign jurisdiction, if applicable, set forth opposite its name on Schedule II to the Agreement.

(ii) The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Offering Memorandum.

(iii) NRGY indirectly owns of record a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and NRGY indirectly owns such membership interest free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming NRGY as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the General Partner LLC Agreement or as described in the Offering Memorandum, (2) Liens created by or arising under the Delaware LLC Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(iv) The General Partner is the sole general partner of the Partnership and owns of record a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such general partner interest free and clear of all Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (2) otherwise known to such counsel, without independent investigation, other than (1) restrictions on transferability contained in the Partnership Agreement or as described in the Offering Memorandum, (2) Liens created by or arising under the Delaware LP Act and (3) Liens created by, arising under or securing the NRGY Credit Agreement;

(v) Except with respect to Arlington Associates, as to which such counsel need express no opinion, the Partnership owns of record, directly or indirectly, 100% of the issued shares of capital stock, membership interests or partnership interests, as applicable, in each of Finance Corp. and the Guarantors; such shares of capital stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the certificate of incorporation, bylaws, limited liability company agreement, operating agreement and/or partnership agreement governing such entity and are fully paid (to the extent required under such applicable organizational documents) and non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, and (ii) in the case of an interest in a limited liability company or general partnership formed under the laws of New York, as such nonassessability may be affected by similar provisions of such state’s limited liability company or general partnership statute, as applicable) and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming each respective owner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than (a) restrictions contained in the Organizational Documents or as described in the Offering Memorandum, (b) Liens created by or arising under the Delaware LLC Act, the New York Limited Liability Company Law or the New York Partnership Law and (c) Liens created by, arising under or securing the Credit Agreement.

(vi) To the knowledge of such counsel, there are no contracts, agreements or understandings between either of the Issuers or any Guarantor and any person granting such person the right (other than rights that have been waived or satisfied) to require the Issuers or any Guarantor to file a registration statement under the Act with respect to any securities of the Issuers or any Guarantor (other than the Registration Rights Agreement) owned or to be owned by such person, and which are substantially similar to the Notes, the Guarantees or the Exchange Notes or to require either of the Issuers or any Guarantor to include any other securities in the securities registered pursuant to the Registration Rights Agreement.

(vii) This Agreement has been duly authorized, executed and delivered by each of the Issuers and the Guarantors.

(viii) Each of the Organizational Agreements has been duly authorized and validly executed and delivered by the parties thereto. Each of the foregoing agreements constitutes a valid and legally binding agreement of the parties thereto, enforceable against such entity in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ix) The Issuers have all requisite corporate or partnership power and authority to issue, sell and deliver the Notes. The Notes have been duly authorized by the Issuers and, when duly executed by the Issuers in accordance with the terms of the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee and authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(x) The Exchange Notes have been duly authorized by the Issuers and if and when duly issued, executed and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement (assuming the due authorization, execution and delivery of the Indenture and the Registration Rights Agreement by the parties thereto other than the Inergy Parties), will constitute valid and binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(xi) The Guarantee of each of the Guarantors has been duly authorized by that Guarantor and, when the Notes have been duly executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and delivered and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor will constitute the valid and binding obligations of that Guarantor, enforceable against that Guarantor in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(xii) The Exchange Guarantee of each of the Guarantors has been duly authorized by that Guarantor and, upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

(xiii) The Indenture has been duly authorized, executed and delivered by each of the Issuers and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is the legally valid and binding agreement of the Inergy Parties, enforceable against the Inergy Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; subject to the qualifications in clause (xx) below, no qualification of the Indenture under the 1939 Act is required in connection with the offer, issuance and sale of the Notes or in connection with the Exempt Resales. The Indenture conforms in all material respects to the requirements of the 1939 Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(xiv) If and when the Supplemental Indenture has been duly authorized, executed and delivered by each of the parties thereto, the Supplemental Indenture will constitute the valid and binding agreement of the Issuers and the Additional Guarantors, enforceable against the Issuers and the Additional Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xv) The Registration Rights Agreement has been duly authorized, executed and delivered by the Inergy Parties and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, is the legally valid and binding agreement of the Inergy Parties, enforceable against the Inergy Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), by an implied covenant of good faith and fair dealing and, as to rights of indemnification and contribution thereunder, by federal or state law or by principles of public policy. If and when the Joinder Agreement has been duly authorized, executed and delivered by each of the Additional Guarantors, the Registration Rights Agreement will be the legally valid and binding obligation of the Additional Guarantors, enforceable against the Additional Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(xvi) The Acquisition Agreement has been duly authorized by Partnership and was validly executed and delivered.

(xvii) If and when the Joinder Agreement has been duly authorized, executed and delivered by the Additional Guarantors in accordance with the terms hereof and thereof, it will be the legally valid and binding obligation of the Additional Guarantors, enforceable against the Additional Guarantors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution thereunder may be limited by federal or state law or by principles of public policy.

(xviii) The statements set forth in the Offering Memorandum under the captions “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes, the Indenture, the Guarantees and the Registration Rights Agreement and under the captions “Description of Other Indebtedness—Credit Agreement,” and “Certain United States Federal Income Tax Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(xix) None of the offering, issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors, respectively, the execution, delivery and performance of the Notes, the Guarantees, the Exchange Notes, the Indenture, the Registration Rights Agreement, the Exchange Guarantees, the Acquisition Agreement and this Agreement by the Inergy Parties, or the consummation by each of them of the transactions contemplated hereby and thereby (A) constitutes or will constitute a violation of their respective Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended September 30, 2012 or to the current reports of the Partnership on Form 8-K incorporated by reference in the Offering Memorandum (excluding the Organizational Documents); (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of New York or, assuming the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement and their compliance with their agreements set forth herein, federal law (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated in this opinion), or (D) to such counsel’s knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Inergy Parties, which breaches, violations, defaults or liens, in the case of clauses (B), (C) or (D) would, individually or in the aggregate, have a Material Adverse Effect.

(xx) No registration under the Act of the Notes is required for the sale of the Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales, assuming (i) the accuracy of the Initial Purchasers’ representations in this Agreement and (ii) the accuracy of the Inergy Parties’ representations contained herein.

(xxi) None of the Inergy Parties is now, and after the sale of the Notes to be sold by the Issuers hereunder, the issuance of the Guarantees and the application of the net proceeds from such sale as described in the Offering Memorandum under the caption “Use of Proceeds,” none of the Inergy Parties will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Inergy Parties and the General Partner and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements included in or incorporated by reference in, the Offering Memorandum (except to the extent specified in the foregoing opinion), based on the foregoing, nothing has come to the attention of such counsel that causes it to believe that:

(a) the Preliminary Offering Memorandum, together with the Pricing Disclosure Supplement, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) the Final Offering Memorandum, as of its date or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel need not express any statement or belief with respect to (1) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (2) any other financial and accounting data included or incorporated by reference therein, as to which such counsel need express no belief.

In rendering such opinion, such counsel may (A) rely, to the extent such counsel deems proper, in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Inergy Parties and the General Partner and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the state of New York (D) with respect to the opinions expressed in subparagraph (i) above as to the good standing, due qualification or registration as a foreign limited partnership, corporation, partnership or limited liability company, as the case may be, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Schedule II to the Agreement (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to your counsel), (E) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Parties may be subject and (F) state that they express no opinion as to the validity, legality, binding effect or enforceability of any provision of the Registration Rights Agreement that requires or relates to the payment of interest at a rate or in an amount which a court would determine in the circumstances or under applicable law to be commercially unreasonable or a penalty or a forfeiture.

Exhibit E

Laura L. Ozenberger Opinion

Laura L. Ozenberger shall have furnished to the Initial Purchasers such counsel’s written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Citigroup Global Markets Inc., to the effect that:

(i) None of the offering, issuance and sale of the Notes and the Guarantees by the Issuers and the Guarantors, respectively, the execution, delivery and performance of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement by the Issuers and the Guarantors, or the consummation by each of them of the transactions contemplated hereby and thereby (A) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any agreement, lease or instrument known to such counsel (excluding any Organizational Document and any other agreement filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended September 30, 2012 or to the current reports of the Partnership on Form 8-K incorporated by reference in the Offering Memorandum, as to which such counsel need not express an opinion) to which any of the Inergy Parties or any of their respective properties may be bound, or (B) will result, to such counsel’s knowledge, in any violation of any federal or Missouri judgment, order, decree, injunction, rule or regulation of any court or arbitrator or governmental agency having jurisdiction over any of the Inergy Parties or any of their respective assets or properties (such opinion with respect to federal law assumes the accuracy of the representations and warranties of the Initial Purchasers contained in this Agreement and their compliance with their agreements set forth herein) (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or federal or state antifraud law except as otherwise specifically stated in the opinion of such counsel), which breaches, violations, defaults or liens, in the case of clauses (A), or (B) would, individually or in the aggregate, have a Material Adverse Effect.

(ii) Except as described in the Offering Memorandum, to such counsel’s knowledge there is no litigation, proceeding or governmental investigation pending or threatened against any of the Inergy Parties or to which any of the Inergy Parties is a party or to which any of their respective properties is subject, which, if adversely determined to such Inergy Parties, is reasonably likely to have a Material Adverse Effect.

Such counsel shall also have furnished to the Initial Purchasers a written statement, addressed to the Initial Purchasers and dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and Guarantors and the independent registered public accounting firm of the Partnership and your representatives, at which the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements included in, the Offering Memorandum, based on the foregoing, nothing has come to the attention of such counsel that causes such counsel to believe that:

E-1

(a) the Preliminary Offering Memorandum, together with the Pricing Disclosure Supplement, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(b) the Final Offering Memorandum, as of its date or as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

in each case other than (1) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, and (2) the other financial and accounting data included or incorporated by reference therein, as to which such counsel need express no belief.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the Inergy Parties set forth in this Agreement and upon certificates of officers and employees of the Inergy Parties and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (C) state that such counsel’s opinion is limited to federal laws and the laws of the State of Missouri, and (D) state that such counsel expresses no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other Inergy Parties may be subject.

E-2